EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Green Plains Reports Second Quarter 2022 Financial Results

Results for the Second Quarter of 2022:

  Second quarter net income attributable to Green Plains of $46.4 million and EPS of $0.73 per diluted share, compared to net income attributable to Green Plains of $9.7 million and EPS of $0.20 per diluted share for the same period in the prior year
  EBITDA of $84.4 million, inclusive of a USDA COVID relief payment of $27.7 million, compared to $50.9 million for the same period in the prior year
  Consolidated crush margin of $0.28 per gallon for the second quarter
  Plant utilization rate of 96.9%, demonstrating the ability of our upgraded production platform
  $604.2 million of cash, cash equivalents, restricted cash and marketable securities; $70.0 million available under a committed credit facility
  Commissioning of the MSC™ system in Central City, Nebraska, began in July and anticipate commissioning of the systems in Mount Vernon, Indiana, and Obion, Tennessee, to begin in the coming months

OMAHA, Neb., Aug. 02, 2022 (GLOBE NEWSWIRE) -- Green Plains Inc. (NASDAQ:GPRE) today announced financial results for the second quarter of 2022. Net income attributable to the company was $46.4 million, or $0.73 per diluted share compared to net income of $9.7 million or $0.20 per diluted share, for the same period in 2021. Revenues were $1,012.4 million for the second quarter of 2022 compared with $724.4 million for the same period last year.

“During the second quarter we achieved strong operating results and generated significant positive free cash flow,” said Todd Becker, President and Chief Executive Officer. “Our modernization and transformation program led to strong plant utilization rates and we also benefitted from non-ethanol contributions such as renewable corn oil and Ultra-High Protein. The results include $27.7 million in COVID relief from the USDA Biofuel Producer Program, offsetting some of the losses experienced in 2020. Even without this payment, our performance was the result of years of planning and execution allowing us to operate at historically high run rates of 97%, which puts us in a strong position to bring additional MSC capacity online in the coming quarters.”

“Execution of our transformation remains our key focus,” continued Becker. “Our three MSC locations under construction today are anticipated to come online in the third and fourth quarter with Central City currently in the startup and commissioning process. We are excited to have recently broken ground on the largest MSC project to date with our turnkey JV partner, Tharaldson Ethanol, and anticipate this JV to come online in mid-2023.”

“Customer engagement is growing globally as we send more 50% and 60% corn fermented protein to new and existing domestic and international customers for both ingredient evaluation and commercial use. We anticipate the third quarter to be one of our strongest in new orders, further proving the acceptance of our new plant-based, corn fermented protein products for use in various species and markets,” added Becker. “In addition to direct customer engagement, we are now starting to receive direct follow-on orders in markets where we sent evaluation product over the past year. Lastly, commercialization of our 60% protein product is ongoing and we are realizing continued improvement in operating results from our current production of 50% protein and renewable corn oil yield enhancements.”

“We are planning to break ground on our first full-scale commercial low-carbon Clean Sugar Technology deployment in Shenandoah, Iowa, during the third quarter and believe we are on track for a 2023 startup,” said Becker. “Customer engagement is extremely high and we have signed our first letter of intent for potential co-location of a food-grade production facility on the rapidly expanding Shenandoah bio-campus and remain in negotiations with several others. We continue to ship product for evaluation from our Innovation Center at York where we have a semi-commercial continuous system producing multiple grades of dextrose and glucose for food and industrial applications. We believe this is a truly disruptive technology that can position Green Plains front and center in the bio-economy.”

“With the positive results from the quarter, our financial strength continues to be a strategic driver of our ability to execute on our transformation. We have a strong liquidity position with over $600 million cash at the end of the quarter, completed the conversion of our 2024 convertible debt into common stock at the beginning of July, and positioned the company to exit 2022 ready to deliver on the remainder of our Total Transformation Plan. We have been laying out and executing against this plan the past couple of years, and we can clearly see the inflection point of this strategy,” concluded Becker.

Highlights and Recent Developments

  Announced aquafeed partnership with Riverence to expand trout and salmon feed production in Idaho
  Converted the remaining balance of $64.0 million of the 4.00% Convertible Senior Notes due 2024 into common stock
  Broke ground on MSC™ at Tharaldson Ethanol in Casselton, North Dakota
  Commencing construction on Clean Sugar Technology™ deployment at Shenandoah, Iowa, biorefinery

Results of Operations
Green Plains ethanol production segment sold 231.4 million gallons of ethanol during the second quarter of 2022, compared with 190.9 million gallons for the same period in 2021. The consolidated ethanol crush margin was $65.3 million, or $0.28 per gallon, for the second quarter of 2022, compared with $70.2 million, or $0.37 per gallon, for the same period in 2021. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes corn oil and Ultra-High Protein, plus intercompany storage, transportation, nonrecurring decommissioning costs and other fees, net of related expenses.

Consolidated revenues increased $288.0 million for the three months ended June 30, 2022, compared with the same period in 2021, primarily due to higher prices and higher volumes sold for ethanol, distillers grains and corn oil.

Net income attributable to Green Plains increased $36.7 million and EBITDA increased $33.5 million for the three months ended June 30, 2022, compared with the same period last year, primarily due to $27.7 million in COVID-19 relief, and higher margins in agribusiness and energy services offset by slightly lower ethanol crush margins. Interest expense decreased $11.3 million for the three months ended June 30, 2022, compared with the same period in 2021 due to a loss on settlement of convertible notes of $9.5 million for the three months ended June 30, 2021. Income tax expense was $2.9 million for the three months ended June 30, 2022, compared with income tax benefit of $4.8 million for the same period in 2021, primarily due to an increase of a valuation allowance against deferred tax assets included in AOCI for the three months ended June 30, 2022, compared to a decrease of the valuation allowance recorded against deferred tax assets included in AOCI during the three months ended June 30, 2021.

Segment Information
The company reports the financial and operating performance for the following three operating segments: (1) ethanol production, which includes the production of ethanol, including industrial-grade alcohol, distillers grains, Ultra-High Protein and corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, corn oil, natural gas and other commodities and (3) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Var.	2022	2021	% Var.
Revenues:
Ethanol production	$861,166	$555,273	55.1%	$1,498,719	$978,995	53.1%
Agribusiness and energy services	157,559	173,487	(9.2)	306,271	307,431	(0.4)
Partnership	19,654	19,701	(0.2)	38,754	40,107	(3.4)
Intersegment eliminations	(25,985)	(24,043)	8.1	(49,915)	(48,475)	3.0
	$1,012,394	$724,418	39.8%	$1,793,829	$1,278,058	40.4%

Gross margin:
Ethanol production	$56,345	$61,617	(8.6)%	$32,338	$69,814	(53.7)%
Agribusiness and energy services	13,903	3,306	320.5	28,176	21,176	33.1
Partnership	19,654	19,701	(0.2)	38,754	40,107	(3.4)
Intersegment eliminations	1,178	386	205.2	738	(1,680)	(143.9)
	$91,080	$85,010	7.1%	$100,006	$129,417	(22.7)%

Depreciation and amortization:
Ethanol production	$19,114	$18,483	3.4%	$37,546	$37,011	1.4%
Agribusiness and energy services	470	595	(21.0)	934	1,202	(22.3)
Partnership	823	795	3.5	1,721	1,682	2.3
Corporate activities	560	659	(15.0)	1,165	1,318	(11.6)
	$20,967	$20,532	2.1%	$41,366	$41,213	0.4%

Operating income (loss):
Ethanol production	$27,506	$33,543	(18.0)%	$(23,652)	$13,223	(278.9)%
Agribusiness and energy services	10,281	(851)	*	20,689	12,495	65.6
Partnership	12,104	11,916	1.6	23,913	24,787	(3.5)
Intersegment eliminations	1,178	386	205.2	738	(1,680)	(143.9)
Corporate activities (1)	(17,228)	(13,961)	23.4	(35,749)	13,555	(363.7)
	$33,841	$31,033	9.0%	$(14,061)	$62,380	(122.5)%

Adjusted EBITDA:
Ethanol production	$74,680	$52,052	43.5%	$41,954	$50,263	(16.5)%
Agribusiness and energy services	10,750	(254)	*	21,473	13,697	56.8
Partnership	13,123	12,880	1.9	26,005	26,813	(3.0)
Intersegment eliminations	1,657	386	329.3	738	(1,680)	(143.9)
Corporate activities (1)	(15,828)	(14,140)	11.9	(33,608)	14,074	(338.8)
EBITDA	84,382	50,924	65.7	56,562	103,167	(45.2)
Other income (2)	(27,712)	—	*	(27,712)	—	*
Loss (gain) on sale of assets, net	—	3,825	*	—	(33,068)	*
Proportional share of EBITDA adjustments to equity method investees	45	50	(10.0)	90	94	(4.3)
	$56,715	$54,799	3.5%	$28,940	$70,193	(58.8)%

(1) Includes corporate expenses, offset by a loss on sale of assets of $3.8 million and a $33.1 million gain on sale of assets for the three and six months ended June 30, 2021, respectively.
(2) Other income for the three and six months ended June 30, 2022, includes a grant received from the USDA related to the Biofuel Producer Program of $27.7 million.

* Percentage variances not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Var.	2022	2021	% Var.

Ethanol production
Ethanol sold (gallons)	231,413	190,913	21.2%	427,761	368,913	16.0%
Distillers grains sold (equivalent dried tons)	593	494	20.0	1,109	967	14.7
Corn oil sold (pounds)	72,232	54,875	31.6	131,527	101,438	29.7
Corn consumed (bushels)	80,218	65,424	22.6	148,522	127,020	16.9

Agribusiness and energy services (1)
Domestic ethanol sold (gallons)	231,093	228,274	1.2	412,818	407,094	1.4
Export ethanol sold (gallons)	57,713	20,690	178.9	108,973	88,425	23.2
	288,806	248,964	16.0	521,791	495,519	5.3

Partnership
Storage and throughput (gallons)	232,451	191,842	21.2%	429,698	370,818	15.9%

(1) Includes gallons from the ethanol production segment

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands except per gallon amounts)

	Three Months Ended June 30,		Three Months Ended June 30,
	2022	2021	2022	2021
			($ per gallon produced)

Ethanol production operating income	$27,506	$33,543	$0.12	$0.18
Depreciation and amortization	19,114	18,483	0.08	0.10
Total adjusted ethanol production	46,620	52,026	0.20	0.28

Intercompany fees, net:
Storage and logistics (partnership)	12,130	11,978	0.05	0.06
Marketing and agribusiness fees (1) (agribusiness and energy services)	6,504	6,234	0.03	0.03
Consolidated ethanol crush margin	$65,254	$70,238	$0.28	$0.37

(1) For the three months ended June 30, 2022 and 2021, includes $0.6 million and $1.5 million, respectively, for certain nonrecurring decommissioning and nonethanol operation costs.

Liquidity and Capital Resources
On June 30, 2022, Green Plains had $604.2 million in total cash, cash equivalents, restricted cash and marketable securities, and $70.0 million available under a committed revolving credit facility, which is subject to restrictions and other lending conditions. Total debt outstanding at June 30, 2022 was $902.6 million, including $308.4 million outstanding debt under working capital revolvers and other short-term borrowing arrangements and $58.5 million of non-recourse debt related to Green Plains Partners, net of debt issuance costs. Subsequent to the end of the quarter, the remaining balance of $64.0 million of the 4.00% 2024 Convertible Senior Notes was converted into common stock.

Conference Call Information
On Aug 2, 2022 Green Plains Inc. and Green Plains Partners LP will host a joint conference call at 11 a.m. Eastern time (10 a.m. Central time) to discuss second quarter 2022 operating results for each company. To participate in the live call, please pre-register here. All registrants will receive dial-in information and a unique PIN. The company advises participants to call at least 10 minutes prior to the start time. Alternatively, the conference call, transcript and presentation will be accessible on Green Plains’ website at https://investor.gpreinc.com/events-presentations.

Non-GAAP Financial Measures
Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income tax expense, depreciation and amortization excluding the change in right-of-use assets. Adjusted EBITDA includes adjustments related to our proportional share of EBITDA adjustments of our equity method investees, gains and losses related to the sale of assets, and other income associated with the USDA COVID-19 relief grant. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels, renewable feedstocks for advanced biofuels and high purity alcohols for use in cleaners and disinfectants. Green Plains is an innovative producer of Ultra-High Protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. The Company also owns a 48.9% limited partner interest and a 2.0% general partner interest in Green Plains Partners LP. For more information, visit www.gpreinc.com.

About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements reflect management’s current views, which are subject to risks and uncertainties including, but not limited to, anticipated financial and operating results, plans and objectives that are not historical in nature. These statements may be identified by words such as “believe,” “expect,” “may,” “should,” “will” and similar expressions. Factors that could cause actual results to differ materially from those expressed or implied include: disruption caused by health epidemics, such as the coronavirus outbreak, competition in the industries in which Green Plains operates; commodity market risks, financial market risks; counterparty risks; risks associated with changes to federal policy or regulation, including changes to tax laws; risks related to closing and achieving anticipated results from acquisitions and disposals. Other factors can include risks associated with Green Plains’ ability to realize higher margins anticipated from the company’s high protein feed initiative or to achieve anticipated savings from Project 24 and other risks discussed in Green Plains’ reports filed with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Green Plains assumes no obligation to update any such forward-looking statements, except as required by law.

Consolidated Financial Results

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$508,151	$426,220
Restricted cash	71,128	134,739
Marketable securities	24,966	124,859
Accounts receivable, net	158,363	119,961
Income taxes receivable	1,067	911
Inventories	315,040	267,838
Other current assets	80,981	43,221
Total current assets	1,159,696	1,117,749
Property and equipment, net	980,917	893,517
Operating lease right-of-use assets	66,681	64,042
Other assets	88,714	84,447
Total assets	$2,296,008	$2,159,755

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$127,163	$146,063
Accrued and other liabilities	45,115	56,980
Derivative financial instruments	49,959	43,244
Operating lease current liabilities	17,768	16,814
Short-term notes payable and other borrowings	308,405	173,418
Current maturities of long-term debt	99,164	35,285
Total current liabilities	647,574	471,804
Long-term debt	495,027	514,006
Operating lease long-term liabilities	51,996	49,795
Other liabilities	19,682	22,131
Total liabilities	1,214,279	1,057,736

Stockholders' equity
Total Green Plains stockholders' equity	931,173	950,500
Noncontrolling interests	150,556	151,519
Total stockholders' equity	1,081,729	1,102,019
Total liabilities and stockholders' equity	$2,296,008	$2,159,755

GREEN PLAINS INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Var.	2022	2021	% Var.
Revenues
Product revenues	$1,009,935	$721,786	39.9%	$1,786,625	$1,273,766	40.3%
Service revenues	2,459	2,632	(6.6)	7,204	4,292	67.8
Total revenues	1,012,394	724,418	39.8	1,793,829	1,278,058	40.4

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	921,314	639,408	44.1	1,693,823	1,148,641	47.5
Operations and maintenance expenses	6,159	6,237	(1.3)	11,725	11,991	(2.2)
Selling, general and administrative expenses	30,113	23,383	28.8	60,976	46,901	30.0
Loss (gain) on sale of assets, net	—	3,825	*	—	(33,068)	*
Depreciation and amortization expenses	20,967	20,532	2.1	41,366	41,213	0.4
Total costs and expenses	978,553	693,385	41.1	1,807,890	1,215,678	48.7
Operating income (loss)	33,841	31,033	9.0	(14,061)	62,380	(122.5)

Other income (expense)
Interest income	806	441	82.8	877	471	86.2
Interest expense	(7,800)	(19,058)	(59.1)	(16,606)	(50,737)	(67.3)
Other, net	28,165	(1,250)	*	28,576	(1,240)	*
Total other income (expense)	21,171	(19,867)	(206.6)	12,847	(51,506)	(124.9)
Income (loss) before income taxes and income (loss) from equity method investees	55,012	11,166	392.7	(1,214)	10,874	(111.2)
Income tax benefit (expense)	(2,895)	4,783	(160.5)	(1,742)	2,921	(159.6)
Income (loss) from equity method investees	603	168	258.9	(196)	343	(157.1)
Net income (loss)	52,720	16,117	227.1	(3,152)	14,138	(122.3)
Net income attributable to noncontrolling interests	6,322	6,374	(0.8)	11,924	10,940	9.0
Net income (loss) attributable to Green Plains	$46,398	$9,743	376.2%	$(15,076)	$3,198	*

Earnings per share:
Net income (loss) attributable to Green Plains - basic	$0.87	$0.21		$(0.28)	$0.08
Net income (loss) attributable to Green Plains - diluted	$0.73	$0.20		$(0.28)	0.07

Weighted average shares outstanding:
Basic	53,033	45,425		52,960	41,581
Diluted	66,895	58,171		52,960	42,675

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(3,152)	$14,138
Noncash operating adjustments:
Depreciation and amortization	41,366	41,213
Gain on sale of assets, net	—	(31,757)
Loss on extinguishment of debt	—	31,636
Other	9,513	3,386
Net change in working capital	(154,368)	(88,828)
Net cash used in operating activities	(106,641)	(30,212)

Cash flows from investing activities:
Purchases of property and equipment, net	(128,283)	(59,899)
Proceeds from the sale of assets	—	73,846
Proceeds from the sale of marketable securities	99,917	—
Other investing activities	(6,976)	(4,000)
Net cash provided by (used in) investing activities	(35,342)	9,947

Cash flows from financing activities:
Net proceeds - long term debt	43,796	219,142
Net proceeds (payments) - short-term borrowings	135,494	(16,033)
Proceeds from issuance of common stock	—	191,134
Other	(18,987)	(33,415)
Net cash provided by financing activities	160,303	360,828

Net change in cash, cash equivalents and restricted cash	18,320	340,563
Cash, cash equivalents and restricted cash, beginning of period	560,959	274,810
Cash, cash equivalents and restricted cash, end of period	$579,279	$615,373

Reconciliation of total cash, cash equivalents and restricted cash:
Cash and cash equivalents	$508,151	$496,932
Restricted cash	71,128	118,441
Total cash, cash equivalents and restricted cash	$579,279	$615,373

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$52,720	$16,117	$(3,152)	$14,138
Interest expense (1)	7,800	19,058	16,606	50,737
Income tax expense (benefit)	2,895	(4,783)	1,742	(2,921)
Depreciation and amortization (2)	20,967	20,532	41,366	41,213
EBITDA	84,382	50,924	56,562	103,167
Other income (3)	(27,712)	—	(27,712)	—
Loss (gain) on sale of assets, net	—	3,825	—	(33,068)
Proportional share of EBITDA adjustments to equity method investees	45	50	90	94
Adjusted EBITDA	$56,715	$54,799	$28,940	$70,193

(1) Interest expense for the three and six months ended June 30, 2021 includes losses on settlement of convertible notes of $9.5 million and $31.6 million, respectively.
(2) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.
(3) Other income for the three and six months ended June 30, 2022, includes a grant received from the USDA related to the Biofuel Producer Program of $27.7 million.

Green Plains Inc. Contacts
Investors: Phil Boggs | Executive Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com
Media: Lisa Gibson | Communications Manager | 402.952.4971 | lisa.gibson@gpreinc.com